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Exhibit 23.3

Independent Auditors' Consent

    We consent to the incorporation by reference in this Registration Statement on Form S-3 of Medtronic, Inc. of our report dated June 4, 2001, on the financial statements of Medical Research Group, Inc. for the years ended December 31, 2000 and 1999, included in the Current Report on Form 8-K (as amended on November 13, 2001) of Medtronic, Inc. and to the reference to us under the heading "Experts" in the prospectus which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California
December 10, 2001

II–14

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  Exhibit 23.3
Independent Auditors' Consent